                         ASSIGNMENT AND ASSUMPTION AGREEMENT

         Assignment and Assumption Agreement (the "Agreement"), dated as of March 12, 1998, by and between SF Holdings Group, Inc., a Delaware corporation ("SF Holdings"), and The Fonda Group, Inc., a Delaware corporation ("Fonda").

         WHEREAS, SF Holdings is a party to that certain Second Restated Management Services Agreement (the "Management Agreement"), dated as of March 12, 1998, as amended by Amendment No. 1 thereto dated as of March 12, 1998, by and among Sweetheart Holdings Inc., a Delaware corporation ("Holdings"), Sweetheart Cup Company Inc., a Delaware corporation ("Cup" and together with Holdings, the "Company"), American Industrial Partners Management Company, Inc. and SF Holdings; and

         WHEREAS, SF Holdings desires to assign to Fonda, and Fonda desires to assume, substantially all of the rights and obligations of SF Holdings under the Management Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Management Agreement.

         2. SF Holdings hereby assigns to Fonda, and Fonda agrees to assume, substantially all of the obligations of SF Holdings under the Management Agreement; provided, however, that the obligations of SF Holdings pursuant to
Section 2 of the Management Agreement shall be assigned as follows:

                  a. During the term of the Management Agreement, Fonda shall provide general management services to the Company and, subject to the direction of the Board of Directors of the Company, shall have authority, responsibility and control over all of the business operations of the Company, including, without limitation, the following: (i) implementing the business plan of the Company; (ii) acquiring and disposing of assets; (iii) entering into contracts, agreements and other commitments for, and on behalf of, the Company;
         (iv) hiring, determining the compensation of, and terminating employees of the Company other than the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of each of Holdings and of Cup; and (v) taking all other actions associated with management of the day-to-day operations of the business of the Company. In addition, Fonda shall provide financial and other corporate advisory services to the Company. All of the services to be provided pursuant to this
         Section 2(a)
         shall be performed by the qualified officers, employees or agents of Fonda as the Company may reasonably request from time to time, and Fonda shall at all times direct, monitor and supervise the performance of such services by such officers, employees or agents.

                  b. During the term of the Management Agreement, SF Holdings shall provide certain financial and other corporate advisory services to the Company. All of the services to be provided pursuant to this
         Section 2(b) shall be performed by the qualified officers, employees or agents of SF Holdings as the Company may reasonably request from time to time, and SF Holdings shall at all times direct, monitor and supervise the performance of such services by such officers, employees or agents.

         3. SF Holdings assigns to Fonda, and Fonda shall be entitled to receive, substantially all of the rights and benefits of SF Holdings under the Management Agreement; provided, however, that the rights of SF Holdings pursuant to Section 3 of the Management Agreement shall be assigned as follows:

         SF Holdings shall receive from the Company Management Fees of $200,000 per annum. Fonda shall receive from the Company Management Fees of $725,000 in respect of the period from the date of the Management Agreement to the first anniversary thereof; $910,000 in respect of the period from the first anniversary of the date of the Management Agreement to the second anniversary of the date of the Management Agreement; (iii) $1,095,000 in respect of the period from the second anniversary of the date of the Management Agreement to the third anniversary of the date of the Management Agreement; and (iv) $1,650,000 thereafter, in respect of each period ending on the next following anniversary of the date of the Management Agreement during the term of the Management Agreement.

         4. In consideration of the assignment by SF Holdings of substantially all of its rights under the Management Agreement, upon the execution of this Agreement, Fonda shall pay SF Holdings $7,000,000 by wire transfer of immediately available funds.

         5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         7. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute a fully-executed original instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

                                         SF HOLDINGS GROUP, INC.


                                         By:/s/ Hans Heinsen
                                         ________________________
                                         Name:  Hans Heinsen
                                         Title: Chief financial Officer

                                         THE FONDA GROUP, INC.


                                         By:/s/ Harvey L. Friedman
                                         ________________________
                                         Name:  Harvey L. Friedman
                                         Title: Secretary